UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2016
_______________________________
MVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)
304-363-4800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On December 5, 2016, MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Investors agreed to purchase an aggregate of 1,913,044 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a price of $11.50 per share, as part of a private placement (the “Private Placement”). The Private Placement closed on or about December 6, 2016. The gross proceeds to the Company from the Private Placement were approximately $22 million. The proceeds from the Private Placement will be used by the Company to pay related transaction fees and expenses and for general corporate purposes. A portion of the proceeds may be used for the redemption of the preferred stock issued to the United States Department of Treasury in connection with the Company’s participation in the Small Business Lending Fund.
The Purchase Agreements contain representations and warranties and covenants of the Company and the Investors that are customary in private placement transactions. The provisions of the Purchase Agreements also include an agreement by the Company to indemnify the Investors against certain liabilities.
The Purchase Agreements require the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the 1,913,044 shares of common stock issued to the Investors in the Private Placement. The registration statement must be filed no later than 30 days after the closing of the Private Placement and the Company must use best efforts to cause such registration statement to be declared effective, subject to certain exceptions, the earlier of (i) the 120th calendar day following the closing of the Private Placement in the event that such registration statement is subject to review by the SEC and (ii) if the Company is notified by the SEC that such registration statement will not be reviewed, then 90 calendar days following the closing of the Private Placement.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements in the form filed as Exhibits 10.1, which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of shares of Common Stock pursuant to the Private Placement is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933 (“Securities Act”), in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

Item 8.01  Other Events

On December 6, 2016, the Company issued a press release announcing entry into the Purchase Agreements and closing of the Private Placement. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1    Form of Securities Purchase Agreement
99.1    Press release: MVB Financial Corp. Completes $22 Million Private Placement of Common Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza President & Chief Executive Officer
Date:  December 6, 2016

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

10.1	Form of Securities Purchase Agreement	Filed herewith
99.1	Press release issued by MVB Financial Corp. on December 6, 2016	Filed herewith